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                                                                 EXHIBIT 10.2



                            US FACILITIES CORPORATION


           US Facilities Corporation 1991 Directors Stock Option Plan Amended and Restated as of July 26, 1995 and March 27, 1996


                             STOCK OPTION AGREEMENT


This Stock Option Agreement (the "Agreement") is made effective as of (Date), by and between US FACILITIES CORPORATION (the "Company") and (Name) (the "Optionee"), pursuant to that certain US Facilities Corporation 1991 Directors Stock Option Plan Amended and Restated as of July 25, 1995 and March 27, 1996 (the "Plan").

1. STOCK OPTION GRANTED. Subject to the limitations set forth herein and in the Plan, Optionee may purchase all or any part of an aggregate of (Amount) shares of Common Stock of the Company (the "Shares") at an exercise price of (Price) per share, payable in cash or in Common Stock of the Company as set forth in the Plan.

2. EXERCISE FEATURES. Stock Options granted by this Agreement shall be exercisable pursuant to the terms and conditions of the Plan, which include but are not limited to the following:

         A. Options covering 50% of the total shares subject to the options granted hereby shall become exercisable after (Date), and Options covering the remaining 50% of such shares become exercisable after (Date).

         B. Once exercisable (including the application of any grace period), Options shall expire if not earlier exercised upon the earlier to occur of (i) one year following termination of Optionee's status as a Nonemployee Director of the Company, or
                  (ii) five years after date of grant of such Option.

3.       GENERAL.   This  Agreement  shall  be  governed  by  and  construed  in accordance with the internal laws of the State of Delaware, shall be binding upon the successors and assigns of the parties hereto and shall be subject to all of the terms and provisions of the Plan, a copy of which has been delivered to Optionee, receipt of which is acknowledged by the Optionee's execution hereof.
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IN WITNESS WHEREOF,  this Agreement has been duly executed by the parties hereto as of the date first above written.



OPTIONEE:                              US FACILITIES CORPORATION



- -------------------------------       -------------------------------
                                      David L. Cargile, Chairman of the  Board,
                                      President and Chief Executive Officer


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